UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2010

NEOGENIX ONCOLOGY, INC.

(Exact name of Registrant as Specified in its Charter)

Maryland	0-53963	16-1697150
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

445 Northern Boulevard, Suite 24 Great Neck, NY		11021
(Address of Principal Executive Offices)		(Zip Code)

(516) 482-1200

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

In December 2009, we initiated a Phase I clinical trial of our lead therapeutic product candidate for advanced pancreatic and colorectal cancer, referred to as “NPC-1C”, following approval by the United States Food and Drug Administration (the “FDA”) of our investigational new drug application (“IND”). The protocol provides that the trial is an open label, multi-center, dose escalation study. The protocol includes approximately 12-24 pancreatic cancer patients who have failed first line therapy, as well as metastatic colon cancer patients who are refractory to standard treatment. To be eligible for the trial, a patient’s tumor must express the NPC-1C target antigen, as determined by immunohistochemistry.

The primary objectives of the Phase I clinical trial are (1) to determine the safety and tolerability of escalating doses of NPC-1C monoclonal antibody therapy and (2) to assess pharmacokinetics and select immune responses to the antibody at each dose level. Secondary objectives are (1) to evaluate evidence of clinical benefit, as measured by Response Evaluation Criteria In Solid Tumors (RECIST) criteria and (2) to explore the immunologic correlates associated with administration of NPC-1C monoclonal antibody therapy. Results will determine minimum standard dosage levels to be used in further trials.

In the interest of maximizing patient safety and clinical evaluation, we requested a teleconference with the FDA clinical reviewers to discuss the observation by investigators in the Phase I clinical trial of intravascular hemolysis in several patients, which condition resolved spontaneously and without any medical intervention. Based on this discussion, which was held on September 16, 2010, we are preparing an amendment to the clinical trial protocol to include dose adjustments, frequency and infusion rate adjustments, and further monitoring of future subjects. We plan to submit to the FDA an amendment to our IND relating to this revised protocol. The most recently affected patient has been removed from the trial. Otherwise, current treatment of the study drug in the trial continues at the current dose. We anticipate enrolling additional patients to the trial following FDA approval of the planned amendment to our IND. We anticipate completing accrual of patients in the Phase I clinical trial by the end of the first quarter of 2011.

As a first in man Phase I clinical trial, we expect to continue to refine and adjust our study as necessary.

Certain statements in this report are forward looking in nature or “forward looking statements” as defined in the Private Securities Litigation Reform Act of 1995. When used herein, the words “anticipate,” “expect,” “believe,” “intend,” “plan” and “estimate” and similar expressions as they relate to us or our management, are intended to identify forward looking statements. Such statements are based on current expectations about future events, which we have derived from information currently available to us, and involve a number of risks, uncertainties, and other factors that could cause the amendments to the clinical trial protocol or our IND, if any, to differ materially from those stated. A number of those risks, trends and uncertainties are discussed in the company’s SEC reports, including the company’s registration of securities on Form 10 and quarterly report on Form 10-Q. Any forward looking statements in this report should be evaluated in light of these important risk factors. Any forward looking statement speaks only as of the date of this report and, except to the extent required by applicable securities laws, the company expressly disclaims any obligation to update or revise any of them to reflect actual results, any changes in expectations or any changes in events. If the company does update one or more forward looking statements, no inference should be drawn that it will make additional updates with respect to those or any other forward looking statements.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

NEOGENIX ONCOLOGY, INC.

By:	/S/ DR. PHILIP ARLEN
Dr. Philip Arlen
Chief Executive Officer

Date: September 23, 2010

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